UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2007

Tilden Associates, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-1027484	11-3343019
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

300 Hempstead Turnpike, Suite 110, West Hempstead, NY 11552
(Address of principal executive offices)

(516) 746-7911
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 -	Registrant’s Business and Operations
Item 1.01	Entry Into a Material Definitive Agreement

On February 16, 2007, the Registrant entered into an Asset Purchase and Reorganization Agreement (the "Purchase Agreement") with Accountabilities, Inc., based in Manalapan, New Jersey and TFB Acquisition Company, LLC to purchase substantially all of the properties, rights and assets used by Accountabilities, Inc. in conducting its business of providing (i) professional staffing services, primarily to CPA firms and (ii) information technology/scientific staffing services and workforce solutions to various businesses.

The purchase price for the Accountabilities, Inc. assets shall be Twelve Million Five Hundred Thousand (12,500,000) shares (the “Shares”) of the Registrant’s common stock $.0005 par value, after giving effect to a planned 1 - for - 25 reverse split of the common stock of the Registrant. The Shares will represent approximately 96% of the Registrant’s outstanding common stock after the completion of the transaction.

The Purchase Agreement also contemplates that at the time of the acquisition of the assets from Accountabilities, Inc., the assets used by the Registrant to conduct its existing business of selling automotive franchises and administering and supporting full service automotive repair centers, will be sold to TFB Acquisition Company, LLC. The purchase price for the Registrant’s assets will be based solely upon the future earnings of the acquired business. TFB Acquisition Company, LLC is a newly formed company controlled by Robert Baskind, Chairman and President of the Registrant.

The closing of the transactions contemplated by the Purchase Agreement (the “Transactions”) is scheduled to take place within five (5) days after the date when each of the conditions to closing set forth in the Purchase Agreement have been fulfilled (or waived by the party entitled to waive such condition), including, among others, the approval of the Transactions by the stockholders of each of the Registrant and Accountabilities, Inc., the approval of the reverse stock split by the stockholders of the Registrant, and the effectiveness of a Registration Statement on Form S-4, which will be filed with the Securities and Exchange Commission to register the Shares being issued to Accountabilities, Inc.

The existing directors of the Registrant, who currently own or control the vote of approximately 36.26% of the Registrants outstanding shares, have entered into a Voting Agreement with Accountabilities, Inc., pursuant to which they have agreed to vote in favor of the Transactions. Each of these directors will resign upon the closing of the Transactions and a new Board of Directors consisting of individuals to be designated by Accountabilities, Inc., will be appointed. The Purchase Agreement has been filed as an exhibit to this Report on Form 8-K and the description of the Purchase Agreement set forth above is qualified in its entirety by reference to such exhibit.

Section 9 -	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits
(c)	Exhibits

10.1	Asset Purchase and Reorganization Agreement dated February 13 and executed February 16, 2007, by and among Tilden Associates, Inc., TFB Acquisition Company, LLC and Accountabilities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TILDEN ASSOCIATES, INC.

Date: February 21, 2007	By:	/s/ Robert Baskind

President